SCHEDULE 14C INFORMATION

Information Statement Pursuant

to Section 14(c) of the Securities

Exchange Act of 1934

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☒	Definitive Information Statement

KARBON-X CORP.
(Name of Registrant as Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

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Karbon-X Corp.

1410 Columbia Ave.

Castlegar, BC, Canada N1N 3K3

778-256-5730

INFORMATION STATEMENT

Introduction

This information statement is being mailed or otherwise furnished to stockholders of KARBON-X CORP., a Nevada corporation (the "Company" or "We") in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of our common stock of proposals to elect Chad Clovis and Marita Dautel to our board of directors.

This information statement is being first sent to stockholders on or about August 7, 2023.

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY

Vote Required

The proposed action requires the approval of a majority of the outstanding shares of common stock. Each holder of common stock is entitled to one (1) vote for each share held for each director. The record date for the purpose of determining the number of shares outstanding, and for determining stockholders entitled to vote, is the close of business on May 16, 2023 (the "Record Date"). As of the record date, we had 69,375,000 shares of common stock issued and outstanding. Holders of the shares of common stock have no preemptive rights. All outstanding shares are fully paid and non-assessable. The transfer agent for the common stock is Vstock Transfer LLC, 18 Lafayette Place, Woodmere, New York 11598 (the "Transfer Agent"). The Transfer Agent's telephone number is 1 (212) 929-8436.

On May 16, 2023, shareholders holding a majority of the outstanding shares of our common stock executed a written consent approving the election of Chad Clovis and Marita Dautel to our board of directors.

Meeting Not Required

Nevada Revised Statutes 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

Furnishing Information

This information statement is being furnished to all holders of our common stock. The Form 10-K for the year ending May 31, 2022 and all subsequent filings may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives and are incorporated herein by reference. We are presently current in the filing of all reports required to be filed with the Securities and Exchange Commission.

Dissenters Rights of Appraisal

There are no dissenter's rights of appraisal applicable this action to amend the articles of incorporation and create a class of preferred stock.

Proposals by Security holders

No security holders entitled to vote has transmitted any proposals to be acted upon by you.

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Vote Obtained

On May 16, 2023, shareholders holding an aggregate of 37,671,750 shares executed a written consent approving the election of Chad Clovis and Marita Dautel to our board of directors.

PROPOSAL NO. 1

NOMINEES

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has audit, nominating and compensation committees.

PROPOSAL NO. 1

NOMINEES

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has audit, nominating and compensation committees.

The table below reflects the Company's directors. There is no agreement or understanding between the Company and each current or proposed director pursuant to which he was selected as an officer or director. The address for each such officer and director is 1405 St. Paul St., Suite 201, Kelowna, BC Canada V1Y 9N2.

Name	Positions and Offices

Chad Clovis	Chief Executive Officer, President and Director
Marita Dautel	Vice President and Director

Chad Clovis, Chief Executive Officer, President and Director

Chad Clovis is the Chief Executive Officer of Karbon-X Corp. which he founded in 2022. Mr. Clovis has been the CEO of Chenn Holdings since 2013 performing business development and business expansion services for multiple businesses in the dirt works and oilfield transportation space.  In 2014 he was the founder and Operations Manager of CCV Ltd a full-service oilfield trucking company which was successfully sold to Petrogas Logistics in 2016 where Mr.Clovis became the Manager of Northern Operations. After founding Karbon-X in early 2022 Mr.Clovis completed a reverse take over of Cocoluv, Inc., an OTC listed company, and raised substantial funds to operate the business through its growth period.

Chad Clovis is a professional operator with more then 80,000 hours operating various pieces of oilfield equipment including high pressure chemical pumpers, sour sealed tank units, high pressure water blast units and hydro vac units of various configurations. Mr. Clovis attended BCIT in 2011 to obtain the National Safety Officer designation, Leadership in Business Excellence designation and Janus Mentor Training designation which he graduated with honors.

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Marita Dautel, Vice President and Director

Ms. Marita Dauel has worked in the financial and transportation industries as well as the provincial and municipal government since her graduation from business school in 2012. Ms. Dautel is a graduate of Krannert School of Management from Purdue University (MBA, 2012); and the European School of Business, Reutlingen University (B.Sc. International Business, Germany, 2011). While at Reutlingen, Ms. Dautel was a Model United Nations delegate in New York City, USA (2011) representing Cameroon.  After completion of business school, Ms. Dautel joined Scotiabank as a Financial Advisor obtaining her Mutual Fund Dealers Association (MFDA) license to sell mutual funds in late 2013.  She started working as an independent representative with Primerica Financial Services Ltd in fall of 2014 and obtained her license to sell Life Insurance in Canada which she was active in until May of 2021.  She worked for a transportation company in Fort St. John for 2.5 years as the manager of finance until moving to Southern BC in early 2017 to work at Selkirk College in the finance department. In late 2017 she started working at City of Castlegar where she held various positions in both the finance as well as civic works departments. She is currently the Vice President of Karbon-X Project Inc, a position which she has been in since April 1st of 2022.

Committees of the Board of Directors

Our board of directors will prior to this offering establish an audit committee, a compensation committee and a nominating and governance committee. Each of these committees will operate under a charter that will be approved by our board of directors prior to this offering.

Audit Committee. Our audit committee consists of both of our directors. We intend to engage independent directors who will subsequently be on this committee. The audit committee consists exclusively of directors who are financially literate.

The audit committee responsibilities include:

•	overseeing the compensation and work of and performance by our independent auditor and any other registered public accounting firm performing audit, review or attestation services for us;

•	engaging, retaining and terminating our independent auditor and determining the terms thereof;

•	assessing the qualifications, performance and independence of the independent auditor;

•	evaluating whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence;

•	reviewing and discussing the audit results, including any comments and recommendations of the independent auditor and the responses of management to such recommendations;

•	reviewing and discussing the annual and quarterly financial statements with management and the independent auditor;

•	producing a committee report for inclusion in applicable SEC filings;

•	reviewing the adequacy and effectiveness of internal controls and procedures;

•

establishing procedures regarding the receipt, retention and treatment of complaints received regarding the accounting, internal accounting controls, or auditing matters and conducting or authorizing investigations into any matters within the scope of the responsibility of the audit committee; and

•	reviewing transactions with related persons for potential conflict of interest situations.

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Compensation Committee. Our compensation committee consists of both of our directors. The committee has primary responsibility for:

•	reviewing and recommending all elements and amounts of compensation for each executive officer, including any performance goals applicable to those executive officers;

•	reviewing and recommending for approval the adoption, any amendment and termination of all cash and equity-based incentive compensation plans;

•	once required by applicable law, causing to be prepared a committee report for inclusion in applicable SEC filings;

•	approving any employment agreements, severance agreements or change of control agreements that are entered into with the CEO and certain executive officers; and

•	reviewing and recommending the level and form of non-employee director compensation and benefits.

Nominating and Governance Committee. The Nominating and Governance Committee consists of both of our directors. The Nominating and Governance Committee’s responsibilities include:

•	recommending persons for election as directors by the stockholders;

•	recommending persons for appointment as directors to the extent necessary to fill any vacancies or newly created directorships;

•	reviewing annually the skills and characteristics required of directors and each incumbent director’s continued service on the board;

•	reviewing any stockholder proposals and nominations for directors;

•	advising the board of directors on the appropriate structure and operations of the board and its committees;

•	reviewing and recommending standing board committee assignments;

•

developing and recommending to the board Corporate Governance Guidelines, a Code of Business Conduct and Ethics and other corporate governance policies and programs and reviewing such guidelines, code and any other policies and programs at least annually;

•	making recommendations to the board as to determinations of director independence; and

•	making recommendations to the board regarding corporate governance based upon developments, trends, and best practices.

The Nominating and Governance Committee will consider stockholder recommendations for candidates for the board of directors.

Our bylaws provide that, in order for a stockholder’s nomination of a candidate for the board to be properly brought before an annual meeting of the stockholders, the stockholder’s nomination must be delivered to the Secretary of the Company no later than 120 days prior to the one-year anniversary date of the prior year’s annual meeting.

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Code of Business Conduct and Ethics

Prior to this offering, we have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Following this offering, a copy of the code will be made available on the Corporate Governance section of our website, which is located at www.karbon-x.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K filed with the SEC.

Involvement in Certain Legal Proceedings

No director, executive officer, promoter or control person of Karbon-X has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Family Relationships

Ms. Dautel is the Sister-in Law of Mr. Clovis.

Compliance with Section 16(A) of The Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.  Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own during the fiscal year ended May 31, 2022, all forms required, if any, were filed with the SEC by such reporting persons.

Changes in Nominating Procedures

None

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the total compensation paid to, or accrued by, the Named Executive Officers and any other employees earning over $100,000 per year from February 1, 2022 (date of inception) through May 31, 2022 and from May 31, 2022 through May 16, 2023. No restricted stock awards, long-term incentive plan payout or other types of compensation were paid to these executive officers during that period. [to be completed from payroll records]

Employment Agreements

On February 17, 2022 the Company entered into an employment contract with Chad Clovis as President of Karbon-X Project.  Pursuant to the contract Mr. Clovis is paid an annual salary of $66,000.

On April 1, 2022, the Company entered into an employment contract with Marita Dautel as Vice President of Karbon-X Project.  Pursuant to the contract Ms. Dautel is paid an annual salary of $66,000.

Equity Compensation Plans

The Board may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion.  Bonuses will be granted if the Board believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.  Other than our bonus plan we have no current equity compensation plans.

All compensation and stock option plans for executives and employees will be governed by the Compensation and Governance Committee.

Retirement Plans and Benefits.

None.

Director Compensation

We do not have a standard compensation arrangement for directors. The Company has formed a Compensation and Governance Committee to make such determinations, with approval by both the Board of Directors and the Audit Committee.

Indemnification and Limitation on Liability of Directors

The Nevada Revised Statutes allows indemnification of directors, officers, employees and agents of a company against liabilities incurred in any proceeding in which an individual is made a party because he or she was a director, officer, employee or agent of the company if such person conducted himself in good faith and reasonably believed his actions were in, or not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A person must be found to be entitled to indemnification under this statutory standard by procedures designed to assure that disinterested members of the board of directors have approved indemnification or that, absent the ability to obtain sufficient numbers of disinterested directors, independent counsel or shareholders have approved the indemnification based on a finding that the person has met the standard. Indemnification is limited to reasonable expenses.

We do not have indemnification provisions in our articles or bylaws.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Outstanding Stock Options or other Equity Awards

We have issued no stock options or other equity awards to date.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All transactions with related parties have occurred in the normal course of operations and are recorded at the exchange amount which is the amount agreed to by the Company and the related party.

Director Independence

The Company is not currently listed on any national exchange, or quoted on any inter-dealer quotation service, that imposes independence requirements on any committee of the Company’s directors, such as an audit, nominating or compensation committee. The Company currently does not currently have any independent directors on its Board.

By Order of the Board of Directors

/s/ Chad Clovis

Chad Clovis

Chief Executive Officer

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